Weinberg & Baer LLC
115 Sudbrook Lane, Baltimore, MD 21208
Phone (410) 702-5660

Mr. Sergei Rogov, President
Solarflex Corp.
12 Abba Hillel Silver Street, 11th Floor
Ramat Gan, 52506, Israel

Dear Mr. Rogov:

CONSENT OF INDEPENDENT AUDITOR

We consent to the incorporation in the Registration Statement of Solarflex Corp. on amended # 6 Form S-1 of our report on the financial statements of the Company as its registered independent auditor dated May 29, 2011, as of and for the period ended December 31, 2010. We further consent to the reference to our firm in the section on Experts.

Respectfully submitted,
Weinberg & Baer LLC
Baltimore, Maryland
February 7, 2012